      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 1995

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                            ------------------------
                              SARA LEE CORPORATION
             (Exact name of registrant as specified in its charter)

              MARYLAND                   THREE FIRST NATIONAL PLAZA                  36-2089049
             (STATE OF                           SUITE 4600                       (I.R.S. EMPLOYER
           INCORPORATION)               CHICAGO, ILLINOIS 60602-4260           IDENTIFICATION NUMBER)
                                               (312) 726-2600

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              JANET L. KELLY, ESQ.
                             SENIOR VICE PRESIDENT,
                         SECRETARY AND GENERAL COUNSEL
                              SARA LEE CORPORATION
                     THREE FIRST NATIONAL PLAZA, SUITE 4600
                          CHICAGO, ILLINOIS 60602-4260
                                 (312) 726-2600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined in light of market conditions.
                            ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------
                                                                PROPOSED          PROPOSED
                                               AMOUNT           MAXIMUM           MAXIMUM          AMOUNT OF
      TITLE OF EACH CLASS OF                   TO BE         OFFERING PRICE      AGGREGATE        REGISTRATION
   SECURITIES TO BE REGISTERED             REGISTERED(1)      PER UNIT(2)    OFFERING PRICE(2)        FEE
- -----------------------------------------------------------------------------------------------------------------
Debt Securities(3).......................                         100%
Warrants to Purchase Debt
  Securities(4)..........................                          --
Common Stock, par value $1.33 1/3 per
  share(5)...............................                          --
                                          $500,000,000(1)                     $500,000,000(1)     $172,415.00
Warrants to Purchase Common Stock........                          --
Preferred Stock, no par value per
  share(6)...............................                          --
Currency Warrants........................                          --
- -----------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------

(1) In U.S. dollars or the equivalent thereof in foreign currency or currency units.
(2) Estimated solely for the purpose of calculating the registration fee. The aggregate public offering price of the Debt Securities, Warrants to Purchase Debt Securities, Common Stock, Warrants to Purchase Common Stock, Preferred Stock and Currency Warrants registered hereby will not exceed $500,000,000 in U.S. dollars or the equivalent thereof in foreign currency or currency units.
(3) May be issued at an original issue discount.
(4) Warrants for the purchase of Debt Securities may be offered and sold separately or together with other Debt Securities.
(5) Such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices. The Common Stock includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
(6) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices.

                            ------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED JUNE 8, 1995
PROSPECTUS

                              SARA LEE CORPORATION
                                  $500,000,000

                 DEBT SECURITIES, DEBT WARRANTS, COMMON STOCK,
             STOCK WARRANTS, PREFERRED STOCK AND CURRENCY WARRANTS
                           -------------------------

     Sara Lee Corporation (the "Company") may offer from time to time (i) debt securities (the "Debt Securities"), (ii) warrants to purchase Debt Securities (the "Debt Warrants"), (iii) shares of its common stock, par value $1.33 1/3 per share (the "Common Stock"), (iv) warrants to purchase shares of its Common Stock (the "Stock Warrants"), (v) shares of its preferred stock, no par value per share (the "Preferred Stock"), and (vi) warrants to receive from the Company the cash value in U.S. dollars of the right to purchase ("Currency Call Warrants") or to sell ("Currency Put Warrants," and, together with the Currency Call Warrants, the "Currency Warrants") such foreign currency or currency units as shall be designated by the Company at the time of the offering. The Debt Securities, Debt Warrants, Common Stock, Stock Warrants, Preferred Stock and Currency Warrants (collectively, the "Securities"), may be offered either together or separately and will be offered in amounts, at prices and on terms to be determined at the time of offering. The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will be limited to $500,000,000 aggregate public offering price (or the equivalent in foreign currency or currency units).

     Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered (the "Offered Securities") are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, the initial public offering price of the Securities, the listing on any securities exchange, other special terms, and (i) in the case of Debt Securities, the specific designation, aggregate principal amount, the denomination, maturity, premium, if any, the rate (which may be fixed or variable), time and method of calculating payment of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currency in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of the Company or the holder, any sinking fund provisions and any terms for conversion into Common Stock, (ii) in the case of Debt Warrants and Stock Warrants, the Debt Securities and Common Stock, respectively, for which each such Warrant is exercisable, the exercise price, duration, detachability, and call provisions, (iii) in the case of Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, voting and other rights and any terms for exchange for Debt Securities or conversion into Common Stock, and (iv) in the case of Currency Warrants, the base foreign currency or currency units, the formula for determining the cash settlement value, if any, the procedures and conditions relating to exercise and any circumstances under which there will be deemed to be an automatic exercise. If so specified in the applicable Prospectus Supplement, Offered Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities.
                           -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           -------------------------

     The Company may sell the Securities to or through underwriters or dealers, and also may sell Securities directly to other purchasers or through agents. See "Plan of Distribution." The Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangement with them.

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
                           -------------------------

                 The date of this Prospectus is June   , 1995.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such documents may also be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605; and The Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed with the Commission pursuant to the Exchange Act and are incorporated by reference into this Prospectus and made a part hereof:

     (i) the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 1994;

     (ii) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended October 1, 1994, December 31, 1994 and April 1, 1995, respectively; and

     (iii) Registration Statement No. 33-18488 filed with the Commission on November 12, 1987, and Registration Statement on Form 8-A (File No. 1-3344) filed with the Commission on May 11, 1988 (as amended by Form 8 thereto filed with the Commission on November 15, 1989), as to the description of the Common Stock of the Company only.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus or any Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents; provided, however, that the Report of the Compensation Committee and Employee Benefits Committee on Executive Compensation and the Performance Graph contained in any Proxy Statement of the Company shall not be so deemed incorporated by reference. Any statement contained in a document incorporated or deemed incorporated by reference in this Prospectus or any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or such Prospectus Supplement to the extent that a statement contained herein, therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in such Prospectus Supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Sara Lee Corporation, Three First National Plaza, Chicago, Illinois 60602-4260,
Attention: Corporate Secretary (telephone (312) 726-2600).

                                  THE COMPANY

     The Company was founded in 1939 and is incorporated under the laws of the state of Maryland. The Company is an international manufacturer and marketer of food and consumer packaged goods. The Company's products and services include frozen baked goods; processed meats; coffee and tea; beverage systems; food and non-food products distributed to the foodservice industry; hosiery, underwear, activewear, and other apparel and accessory items; and personal, household and shoe care products. The principal executive offices of the Company are located at Three First National Plaza, Chicago, Illinois 60602-4260, telephone number
(312) 726-2600.

                                USE OF PROCEEDS

     Unless otherwise indicated in an accompanying Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Securities will be available for general corporate purposes of the Company and may be used for repayment of short-term debt, future acquisitions, capital expenditures and working capital.

           RISK FACTORS RELATING TO CURRENCIES AND CURRENCY WARRANTS

     Debt Securities and Debt Warrants denominated or payable in foreign currencies and Currency Warrants may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in foreign currency exchange rates. These risks may vary depending upon the currency or currencies involved, and in the case of any Currency Warrants, the particular form of such Currency Warrants. These risks will be more fully described in the Prospectus Supplement relating thereto.

                                     RATIOS

     The following table sets forth the consolidated ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred stock dividends for the periods indicated. Fixed charges consist of interest expense, amortization of deferred debt charges and the portion of rent expense representative of interest costs.

                                                       FISCAL YEAR ENDED(1)                  NINE MONTHS ENDED
                                              --------------------------------------   -----------------------------
                                              1990   1991   1992(2)   1993   1994(3)   APRIL 2, 1994   APRIL 1, 1995
                                              ----   ----   -------   ----   -------   -------------   -------------
Ratio of Earnings to Fixed Charges........... 3.4    3.8      5.8     5.7      2.5          5.4             4.8
Ratio of Earnings to Fixed Charges and
  Preferred Stock Dividends.................. 2.9    3.2      4.9     4.8      2.2          4.7             4.2

- -------------------------

(1) The Company's fiscal year ends on the Saturday nearest June 30.

(2) During the first quarter of fiscal 1992, the Company sold its over-the-counter pharmaceutical business for a pre-tax gain of $412 million. During the same quarter, the board of directors approved a series of plans to restructure principally the U.S. food operations. The restructuring included the sale of assets and reconfiguration of facilities, and certain employee costs. The provision for such restructuring was $190 million. The above transactions resulted in a net pre-tax gain of $222 million.

(3) During the fourth quarter of fiscal 1994, the board of directors approved a series of plans to restructure the Company's businesses designed to accelerate the achievement of higher returns and lower costs throughout all four of its lines of business. The restructuring involved a fourth quarter charge of $732 million before taxes.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities may be issued in one or more series under an Indenture, dated as of October 2, 1990 (the "Indenture"), between the Company and Continental Bank, N.A., now known as Bank of America Illinois, as Trustee (the "Trustee"). A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definition therein of certain capitalized terms not defined herein.

GENERAL

     The Indenture does not limit the aggregate principal amount of Debt Securities which can be issued thereunder and provides that Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Indenture does not limit the aggregate principal amount of other indebtedness or securities which may be issued by the Company. All Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company, provided that such other unsecured and unsubordinated indebtedness may contain covenants, events of default and other provisions which are different from or which are not contained in the Debt Securities.

     Reference is made to the Prospectus Supplement for the following terms of each series of Debt Securities in respect of which this Prospectus is being delivered: (1) designation and aggregate principal amount and authorized denominations of such Debt Securities; (2) the purchase price of such Debt Securities (expressed as a percentage of the principal amount thereof); (3) the date or dates on which such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates, and the date, dates, or the method of determining such date or dates, from which such interest, if any, will accrue;
(5) the date or dates on which any such interest will be payable and the record date or dates therefore; (6) the currency, currencies or composite currencies for which such Debt Securities may be purchased and/or in which principal and interest, premium, and Additional Amounts (as defined below), if any, will or may be payable; (7) whether such Debt Securities may be issued in temporary or permanent global form and, if so, the initial Depositary with respect to such global Debt Security; (8) the person to whom any interest on a Registered Security is payable, if other than the registered holder thereof, or the manner in which any interest is payable on a Bearer Security if other than upon presentation of the coupons pertaining thereto, as the case may be; (9) whether and under what circumstances the Company will pay additional amounts ("Additional Amounts") in respect of such Debt Securities held by a person who is not a United States Person (as defined in the Prospectus Supplement, as applicable) in respect of specified taxes, assessments or other governmental charges and whether the Company has the option to redeem the affected Debt Securities rather than pay such Additional Amounts; (10) the terms of any mandatory or optional redemption (including any sinking fund) and any remarketing arrangements related thereto; (11) any addition to, or modification or deletion of, any Event of Default or any covenant specified in the Indenture with respect to such Debt Securities; (12) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; and (13) any other specified terms of such Debt Securities.

     Principal, interest and premium and Additional Amounts, if any, will be payable in the manner, at the places and subject to the restrictions set forth in the Indenture, the Debt Securities and the Prospectus Supplement relating thereto.

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement.

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the Indenture, the Debt Securities and the Prospectus Supplement relating thereto. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.9)

     Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not necessarily afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders.

FORM, REGISTRATION, TRANSFER AND EXCHANGE

     The Debt Securities of a series may be issued solely as Registered Securities, solely as Bearer Securities (with or without coupons attached) or as both Registered Securities and Bearer Securities. Debt Securities of a series may be issuable in whole or part in the form of one or more global Debt Securities, as described below under "Global Securities."

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the holder, subject to the terms of the Indenture, Bearer Securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable Prospectus Supplement, any Bearer Security surrendered in exchange for a Registered Security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section 2.9)

     Debt Securities may be presented for exchange as provided above, and unless otherwise indicated in the applicable Prospectus Supplement, Registered Securities may be presented for registration of transfer (duly endorsed, or accompanied by a duly executed written instrument of transfer), at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon such transfer agent being satisfied with the documents of title and identity of the person making the request. The Company may at any time rescind the designation of any transfer agent except that the Company will be required to maintain a transfer agent in New York, New York or Chicago, Illinois for each series of Debt Securities. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 3.2)

     In the event of any redemption of Debt Securities of any series, the Company will not be required to (i) register the transfer of or exchange Debt Securities of that series during a period of 15 days next preceding the mailing of the relevant notice of redemption or the first publication of the relevant notice of redemption, as the case may be; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and of like tenor and principal amount that is immediately surrendered for redemption. (Section 2.9)

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and interest, if any, on Registered Securities will be made at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Debt Security register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the record date for such interest.

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and interest, if any, on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as the Company may designate from time to time, or by check or by transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, any payment of interest on any Bearer Securities will be made only against surrender of the coupon relating to such interest installment.

     Any paying agents in or outside the United States initially designated by the Company for the Debt Securities will be named in the applicable Prospectus Supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agent except that, if Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a paying agent in New York, New York or Chicago, Illinois for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a paying agent in New York, New York, or Chicago, Illinois, for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described in the Indenture, but not otherwise), and (ii) a paying agent in a city located outside the United States where Debt Securities of such series and any related coupons may be presented and surrendered for payment (including any city in which such agency is required to be maintained under the rules of any stock exchange on which the Debt Securities of such series are listed). (Section 3.2)

     All monies paid by the Company to a paying agent for the payment of principal of or interest, if any, on any Debt Security which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company and the holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 10.5)

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in global form. A Debt Security in global form will be deposited with, or on behalf of, a Depositary, which will be identified in the applicable Prospectus Supplement. A global Debt Security may be issued in either registered or bearer form and in either temporary or permanent form. A Debt Security in global form may not be transferred except as a whole by the Depositary for such Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If any Debt Securities of a series are issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global Debt Security may exchange such interests for definitive Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on any such global Debt Security and the specific terms of the depositary arrangement with respect to any such global Debt Security. (Sections 2.2 and 2.9)

CERTAIN COVENANTS OF THE COMPANY

     Restrictions on Secured Debt. Unless otherwise provided in the Prospectus Supplement with respect to any series of the Debt Securities, if the Company or any Domestic Subsidiary (as defined below) shall incur, assume or guarantee any indebtedness for borrowed money secured by a mortgage, pledge or other lien on any Principal Domestic Property (as defined below) or on any shares of stock or debt of any Domestic Subsidiary, the Company shall secure, or cause such Domestic Subsidiary to secure, the Debt Securities equally and ratably, with (or prior to) such indebtedness, unless after giving effect thereto the aggregate amount of all such indebtedness so secured, together with all Attributable Debt (as defined below) in respect of sale and leaseback transactions involving Principal Domestic Properties, would not exceed 10% of the Consolidated Stockholders' Equity (as defined below) of the Company. This restriction will not apply to, and there shall be excluded in computing secured indebtedness for the purpose of such restriction, indebtedness secured by (a) mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time such corporation is merged or consolidated with the Company or a Domestic Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Company or a Domestic Subsidiary or at the time such corporation becomes a Domestic Subsidiary, (b) mortgages securing indebtedness of a Domestic Subsidiary to the Company or to another Domestic Subsidiary, (c) mortgages in favor of U.S. governmental bodies to secure partial, progress, advance or other payments, (d) mortgages on property, shares of stock or debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money mortgages and construction cost mortgages, (e) mortgages existing on the first date on which a Debt Security is authenticated by the Trustee and (f) any extension, renewal or refunding of any mortgage referred to in the foregoing clauses (a) through (e), inclusive. (Section 3.6)

     The term "Subsidiary" of the Company means a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company and/or one or more subsidiaries of the Company. The term "Domestic Subsidiary" means a Subsidiary of the Company except a Subsidiary which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States or which is engaged primarily in financing the operations of the Company and its Subsidiaries. The term "Principal Domestic Property" means any facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, or distribution, located in the United States, owned or leased by the Company or a Subsidiary of the Company and having a gross book value in excess of 1% of Consolidated Stockholders' Equity, other than any such facility or portion thereof which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety. The term "Consolidated Stockholders' Equity" means common and preferred stockholders' equity and minority interests as shown on the consolidated balance sheet of the Company and its Subsidiaries contained in the latest quarterly or annual report to the stockholders of the Company prepared in accordance with generally accepted accounting principles. The term "Attributable Debt" means the present value (discounted at the applicable rate per annum compounded annually) of the obligations for rental payments required to be paid during the remaining terms of any lease. The applicable rate is equal to the yield to maturity of the U.S. Treasury constant maturity which most closely approximates the weighted average of the remaining terms of all leases, plus 1.5%.

     Restrictions on Sales and Leasebacks. Unless otherwise provided in the Prospectus Supplement with respect to any series of the Debt Securities, neither the Company nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Domestic Property, the completion of construction and commencement of full operation of which has occurred more than 120 days prior thereto, unless (a) the Company or such Domestic Subsidiary could incur a mortgage on such property under the restrictions described above under "Restrictions on Secured Debt" in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally ratably securing the Debt Securities or (b) the

Company, within 120 days, applies to the retirement of its funded debt (defined as indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of determination of the amount thereof) an amount not less than the greater of (i) the net proceeds of the sale of the Principal Domestic Property leased pursuant to such arrangement or (ii) the fair value of the Principal Domestic Property so leased (subject to credits for certain voluntary retirements of funded debt). This restriction will not apply to any sale and leaseback transaction (a) between the Company and a Domestic Subsidiary or between Domestic Subsidiaries or (b) involving the taking back of a lease for a period of less than five years. (Section 3.7)

EVENTS OF DEFAULT

     As to any series of Debt Securities, an Event of Default is defined in the Indenture as being: (a) default for 30 days in payment of any interest or Additional Amounts on the Debt Securities of such series; (b) default in payment of principal or premium, if any, on the Debt Securities of such series when due either at maturity, upon redemption, by declaration or otherwise (except a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than 3 Business Days beyond the date on which such payment is due); (c) default in payment of any sinking fund installment when due and payable (except a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than 3 Business Days beyond the date on which such payment is due); (d) default by the Company in the performance of any other covenant or warranty contained in the Debt Securities of such series or in the Indenture for the benefit of such series for a period of 90 days after notice thereof; or (e) certain events in bankruptcy or insolvency of the Company. (Section 5.1)

     The Indenture provides that (1) if an Event of Default described in clause
(a), (b), (c) or, in the event of a default with respect to less than all outstanding series, (d) above shall have occurred and be continuing with respect to one or more series, either the Trustee or the holders of 25 percent in principal amount of the Debt Securities of such series then outstanding (each such series voting as a separate class) may declare the principal (or, in the case of original issue discount Debt Securities, the portion thereof specified in the terms thereof) of all outstanding Debt Securities of such series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately and (2) if an Event of Default described in clause (d) (in the event of a default with respect to all outstanding series) or (e) above shall have occurred and be continuing, either the Trustee or the holders of 25 percent in principal amount of all Debt Securities then outstanding (voting as one class) may declare the principal (or, in the case of original issue discount Debt Securities, the portion of the principal amount thereof specified in the terms thereof) of all Debt Securities then outstanding and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or premium, interest or Additional Amounts, if any, on such Debt Securities) may be waived by the holders of a majority in principal amount of the Debt Securities of such series (or of all series, as the case may be) then outstanding. (Sections 5.1 and 5.10)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 50% in principal amount of the Debt Securities at the time outstanding in each series affected by such modifications, to modify the Indenture or any supplemental indenture or the rights of the holders of such Debt Securities; provided that no such modification shall (i) extend the final maturity of any Debt Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest or Additional Amounts thereon, or reduce any amount payable upon redemption thereof, or reduce the portion of the principal amount of an original issue discount Debt Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy or impair or affect the right of a holder to institute suit for the payment thereof or the right of repayment, if any, at the option of the holder of a Debt Security, or make the principal of, or interest, premium or Additional Amounts, if any, on, any Debt Security payable in any coin, currency or currency unit other than that provided in such Debt Security, without the consent of the holder of each Debt Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities of any series, the consent of the holders of which is required for any such modification, without the consent of the holder of each Debt Security so affected. (Section 8.2)

     The Indenture also permits the Company and the Trustee to amend the Indenture in certain circumstances without the consent of the holders of Debt Securities to evidence the merger of the Company or the replacement of the Trustee and for certain other purposes. (Section 8.1)

DEFEASANCE

     Unless otherwise specified in an applicable Prospectus Supplement, if the Company deposits or causes to be deposited with the Trustee as trust funds in trust an amount in money or the equivalent in securities of the government which issued the currency in which the Debt Securities are denominated or government agencies backed by the full faith and credit of such government sufficient to pay the principal of, and premium, interest and Additional Amounts, if any, on an outstanding series of Debt Securities on the dates which such payments are due (which includes optional and mandatory redemption dates, but not dates upon which a payment is due by reason of acceleration), then the Indenture will cease to be of further effect with respect to such series (except for certain obligations to register the transfer of or exchange Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold monies for payment in trust and except for the Company's obligations to compensate, reimburse and indemnify the Trustee pursuant to the Indenture with respect to such series), and the Company will be deemed to have satisfied and discharged the Indenture with respect to such series (Section 10.1). In the event of any such defeasance, holders of such Debt Securities would be able to look only to such trust fund for payment of principal of, and premium, interest and Additional Amounts, if any, on their Debt Securities until maturity.

     Such defeasance could be treated as a redemption of the Debt Securities of that series prior to maturity in exchange for the property deposited in trust. In such event, each holder would generally recognize, at the time of defeasance, gain or loss measured by the difference between the amount of any cash and the fair market value of any property deemed received and the holder's tax basis in the Debt Securities deemed surrendered. Thereafter, each holder would be treated as if it held an undivided interest in the cash and the property held in trust. Each holder would generally be subject to tax liability in respect of interest income and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a defeased Debt Security would not receive cash (except for current payments of interest on the Debt Securities) until the maturity or earlier redemption of the Debt Securities. Such tax treatment could affect the purchase price that a holder would receive upon the sale of the Debt Securities.

CONCERNING THE TRUSTEE

     Bank of America Illinois is depositary for funds of, provides a bank line of credit to, and performs other services for, the Company and its Subsidiaries in the normal course of business.

                          DESCRIPTION OF DEBT WARRANTS

     The Company may issue, together with other Securities or separately, Debt Warrants for the purchase of Debt Securities. The Debt Warrants are to be issued under Debt Warrant Agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as Debt Warrant Agent (the "Debt Warrant Agent"), all as set forth in the Prospectus Supplement relating to Debt Warrants in respect of which this Prospectus is being delivered. A copy of the form of Debt Warrant Agreement, including the form of Warrant Certificates representing the Debt Warrants (the "Debt Warrant Certificates"), reflecting the alternative provisions to be included in the Debt Warrant Agreements that will be entered into with respect to particular offerings of Debt Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of certain capitalized terms not defined herein.

GENERAL

     Reference is made to the Prospectus Supplement for the terms of Debt Warrants in respect of which this Prospectus is being delivered, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (2) the designation and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security;
(3) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise;
(5) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (6) if the Debt Securities purchasable upon exercise of such Debt Warrants are original issue discount Debt Securities, a discussion of federal income tax considerations applicable thereto; and (7) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

     Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

EXERCISE OF DEBT WARRANTS

     Each Debt Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the applicable Prospectus Supplement. After the close of business on the Expiration Date, unexercised Debt Warrants will become void.

     Debt Warrants may be exercised as set forth in the Prospectus Supplement relating to the Debt Warrants in respect of which this Prospectus is being delivered. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

     The Company may issue, separately or together with or upon the conversion of or exchange for other Securities, Common Stock and Preferred Stock, all as set forth in the accompanying Prospectus Supplement relating to the Common Stock or Preferred Stock in respect of which this Prospectus is being delivered. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the following documents: (i) the Company's Articles of Restatement of Charter, as supplemented to date (the "Articles"), (ii) the Company's By-Laws, as amended to date (the "By-Laws"),
(iii) the Rights Agreement, as amended, between the Company and First National Bank of Chicago, as Rights Agent (the "Rights Agreement"), pursuant to which shares of Series A Junior Participating Preferred Stock are issuable ("Junior Participating Preferred Stock") and (iv) in the case of Preferred Stock, the Articles Supplementary relating to such Preferred Stock. A copy of each of the Articles, By-Laws and Rights Agreement is filed, and in the case of an offering of Preferred Stock, the Articles Supplementary relating to such series of Preferred Stock will be filed, as an exhibit to the Registration Statement.

     The authorized capital stock of the Company consists of (i) 600,000,000 shares of Common Stock, par value $1.33 1/3 per share, of which as of April 1, 1995, approximately 479,642,196 shares were outstanding, (ii) 1,500,000 shares of Convertible Adjustable Preferred Stock, without par value (the "CAPS"), of which as of April 1, 1995, no shares were outstanding, and (iii) 12,000,000 shares of Unclassified Preferred Stock, of which as of April 1, 1995, (a) 3,000,000 shares were classified as Junior Participating Preferred Stock, none of which were outstanding, (b) 4,637,036.9 shares were classified as Series A ESOP Convertible Preferred Stock (the "ESOP Preferred"), 4,637,036.9 shares of which were outstanding, (c) 3,000 shares were classified as Auction Preferred Stock (the "APS"), 3,000 shares of which were outstanding, and (d) 4,359,963.1 shares remained unclassified.

COMMON STOCK

     General. Holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore, subject to the rights of holders of any outstanding shares of Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive ratably all assets of the Company remaining after satisfaction of all preferences of any outstanding Preferred Stock and all other liabilities.

     Holders of Common Stock are entitled to one vote per share in the election of directors and on any question arising at any stockholders' meeting. Holders of Common Stock vote as a single class, provided that the ESOP Preferred does vote, and certain other series of Preferred Stock may vote, together with the Common Stock as a single class, and provided further that under certain circumstances as provided by law, the Articles or the applicable Articles Supplementary, certain series of Preferred Stock may vote as a separate class or classes. The Common Stock does not have cumulative voting rights, and no holder of Common Stock, solely by virtue of such holdings, has or will have, any pre-emptive right to subscribe for or purchase any shares of any class of stock which is now or may hereafter be authorized or issued. All of the outstanding shares of Common Stock of the Company are fully paid and non-assessable.

     Preferred Stock Purchase Rights. One-fourth of a Preferred Stock Purchase Right (a "Right") is associated and trades with each outstanding share of Common Stock. As long as the Rights are associated with the Common Stock, each new share of Common Stock issued by the Company, including any shares of Common Stock offered hereby, will include one-fourth of a Right (subject to adjustment). Upon the occurrence of certain events, each Right will entitle its holder to purchase one one-hundredth of a share of Junior Participating Preferred Stock for $140 (subject to antidilution provisions). The Rights will become exercisable ten days after any person or group announces its beneficial ownership of 20% or more of the Common Stock, or ten business days after a person or group announces an offer for 25% or more of the Common Stock. If the Rights become exercisable, each Right will entitle its holder (except the acquiring party) to buy Common Stock of the Company having a market value of two times the exercise price of the Right. If after the Rights become exercisable the Company is involved in a merger or sells more than 50% of its assets, each Right will entitle its holder to buy common stock of the surviving entity having a market value of two times the exercise price of the Right. The Company has the right to redeem the Rights for $.01 per Right prior to the time that they become exercisable. The Rights expire on May 31, 1998.

PREFERRED STOCK

     General. Under the Company's Articles, the Board of Directors is authorized to issue from time to time up to 1,500,000 shares of CAPS and 12,000,000 shares of Unclassified Preferred Stock. Of such Unclassified Preferred Stock, 3,000,000 shares, approximately 4,637,036.9 shares and 3,000 shares are currently classified as Junior Participating Preferred Stock, ESOP Preferred and APS, respectively. The remaining approximately 4,359,963.1 shares of Unclassified Preferred Stock may be classified and issued by the Company on such terms as the Board of Directors or a duly authorized committee thereof may determine, all without further action of the Company's stockholders, including the holders of outstanding Preferred Stock. Reference is made to the applicable Prospectus Supplement for the terms of any series of Preferred Stock and the Articles Supplementary establishing such series of Preferred Stock in respect of which this Prospectus is being delivered, including the specific title and stated value, dividend, liquidation, redemption, voting and other rights with respect to such series of Preferred Stock.

     No holder of Preferred Stock, solely by virtue of such holdings, has or will have any pre-emptive right to subscribe for or purchase any shares of any class of stock which is now or may hereafter be authorized or issued. All of the outstanding shares of Preferred Stock of the Company are fully paid and non-assessable.

     Liquidation Preference. Unless otherwise specified in the applicable Prospectus Supplement, upon any liquidation, dissolution or winding up of the Company whether voluntary or involuntary, the holders of any series of Preferred Stock in respect of which this Prospectus is being delivered will have preference and priority over the Common Stock and any other class of stock or series of a class of stock of the Company ranking on liquidation junior to such series of Preferred Stock, for payment out of the assets of the Company or proceeds thereof, whether from capital or surplus, in the amount set forth in the applicable Prospectus Supplement. After such payment, the holders of such series of Preferred Stock will be entitled to no other payments. If, in the case of any such liquidation, dissolution or winding up of the Company the assets of the Company or proceeds thereof shall be insufficient to make the full liquidation payment in respect of such series of Preferred Stock and liquidating payments on any other series of Preferred Stock ranking as to liquidation on a parity with such series, then those assets and proceeds will be distributed among the holders of such series of Preferred Stock and any such other series of Preferred Stock ratably in accordance with the respective amounts which would be payable on such shares of such series of Preferred Stock and such other series of Preferred Stock if all amounts thereon were paid in full. A sale of all or substantially all of the Company's assets or a consolidation or merger of the Company with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Company.

     Ranking. Unless otherwise specified in the applicable Prospectus Supplement, the series of Preferred Stock in respect of which this Prospectus is being delivered will rank as to dividends and upon liquidation on a parity with the CAPS and APS, and senior to the ESOP Preferred Stock and the Junior Participating Preferred Stock.

                         DESCRIPTION OF STOCK WARRANTS

     The Company may issue, together with other securities or separately, Stock Warrants for the purchase of Common Stock. The Stock Warrants are to be issued under Stock Warrant Agreements (each a "Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as Stock Warrant Agent (the "Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to Stock Warrants in respect of which this Prospectus is being delivered. A copy of the form of Stock Warrant Agreement, including the form of Warrant Certificates representing the Stock Warrants (the "Stock Warrant Certificates") reflecting the provisions to be included in the Stock Warrant Agreements that will be entered into with respect to particular offerings of Stock Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Stock Warrant Agreement and the Stock Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Stock Warrant Agreement and the Stock Warrant Certificates, respectively, including the definitions therein of certain capitalized terms not defined herein.

GENERAL

     Reference is made to the Prospectus Supplement for the terms of Stock Warrants in respect of which this Prospectus is being delivered, the Stock Warrant Agreement relating to such Stock Warrants and the Stock Warrant Certificates representing such Stock Warrants, including the following: (1) the offering price of such Stock Warrants, if any; (2) the procedures and conditions relating to the exercise of such Stock Warrants; (3) the number of shares of Common Stock purchasable upon exercise of each Stock Warrant and the initial price at which such shares may be purchased upon exercise; (4) the date on which the right to exercise such Stock Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (5) a discussion of Federal income tax considerations applicable to the exercise of Stock Warrants; (6) call provisions of such Stock Warrants, if any; and (7) any other terms of the Stock Warrants. The shares of

Common Stock issuable upon the exercise of the Stock Warrants will, when issued in accordance with the Stock Warrant Agreement, be fully paid and nonassessable.

     Prior to the exercise of their Stock Warrants, holders of Stock Warrants will not have any of the rights of holders of the Common Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the Common Stock purchasable upon such exercise.

EXERCISE OF STOCK WARRANTS

     Each Stock Warrant will entitle the holder to purchase for cash such number of shares of Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Stock Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Stock Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the applicable Prospectus Supplement. After the close of business on the Expiration Date, unexercised Stock Warrants will become void.

     Stock Warrants may be exercised as set forth in the Prospectus Supplement relating to the Stock Warrants in respect of which this Prospectus is being delivered. Upon receipt of payment and the Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the Stock Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward a certificate representing the number of shares of Common Stock purchasable upon such exercise. If less than all of the Stock Warrants represented by such Stock Warrant Certificate are exercised, a new Stock Warrant Certificate will be issued for the remaining amount of Stock Warrants.

ANTIDILUTION PROVISIONS

     Unless otherwise specified in the applicable Prospectus Supplement, the exercise price payable and the number of shares purchasable upon the exercise of each Stock Warrant will be subject to adjustment in certain events, including
(1) the issuance of a stock dividend to holders of Common Stock or a combination, subdivision or reclassification of Common Stock; (2) the issuance of rights, warrants or options to all holders of Common Stock entitling the holders thereof to purchase Common Stock for an aggregate consideration per share less than the current market price per share of the Common Stock; or (3) any distribution by the Company to the holders of its Common Stock of evidences of indebtedness of the Company or of assets (excluding cash dividends or distributions payable out of capital surplus and dividends and distributions referred to in (1) above). No fractional shares will be issued upon exercise of Stock Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable.

                        DESCRIPTION OF CURRENCY WARRANTS

     The Company may issue, together with Debt Securities or Debt Warrants or separately, Currency Warrants either in the form of Currency Put Warrants entitling the holders thereof to receive from the Company the Cash Settlement Value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or in the form of Currency Call Warrants entitling the holders thereof to receive from the Company the Cash Settlement Value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars. The spot exchange rate of the applicable Base Currency, upon exercise, as compared to the U.S. dollar, will determine whether the Currency Warrants have a Cash Settlement Value on any given day prior to their expiration.

     The Currency Warrants are to be issued under a Currency Warrant Agreement to be entered into between the Company and a bank or trust company, as Currency Warrant Agent (the "Currency Warrant Agent"), all as set forth in the applicable Prospectus Supplement. A copy of the form of Currency Warrant Agreement, including the forms of global Warrant Certificates representing the Currency Put Warrants and Currency Call Warrants (the "Currency Warrant Certificates"), reflecting the provisions to be included in the Currency Warrant Agreement that will be entered into with respect to particular offerings of Currency

Warrants, is filed as an exhibit to the Registration Statement. The description of the Currency Warrants contained herein and the following summaries of certain provisions of the Currency Warrant Agreement and the Currency Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Currency Warrant Agreement and the Currency Warrant Certificates, respectively, including the definitions therein of certain capitalized terms not defined herein.

GENERAL

     Reference is made to the Prospectus Supplement for the terms of Currency Warrants in respect of which this Prospectus is being delivered, the Currency Warrant Agreement relating to such Currency Warrants and the Currency Warrant Certificates representing such Currency Warrants, including the following: (1) whether such Currency Warrants will be Currency Put Warrants, Currency Call Warrants, or both; (2) the formula for determining the Cash Settlement Value, if any, of each Currency Warrant; (3) the procedures and conditions relating to the exercise of such Currency Warrants; (4) the circumstances which will cause the Currency Warrants to be deemed to be automatically exercised; (5) any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise; and (6) the date on which the right to exercise such Currency Warrants will commence and the date on which such right will expire (the "Expiration Date").

BOOK-ENTRY PROCEDURES AND SETTLEMENT

     Except as may otherwise be provided in the applicable Prospectus Supplement, the Currency Warrants will be issued in the form of global Currency Warrant Certificates, registered in the name of a depositary or its nominee. Holders will not be entitled to receive definitive certificates representing Currency Warrants. A holder's ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such holder's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling holder's brokerage firm.

EXERCISE OF CURRENCY WARRANTS

     Each Currency Warrant will entitle the holder to receive the Cash Settlement Value of such Currency Warrant on the applicable Exercise Date, in each case as such terms will be defined in the applicable Prospectus Supplement. If not exercised prior to 3:00 P.M., New York City time, on the third New York Business Day preceding the Expiration Date, Currency Warrants will be deemed automatically exercised on the Expiration Date.

                              PLAN OF DISTRIBUTION

     The Company may sell Securities (i) to or through underwriters or dealers;
(ii) directly to one or more other purchasers; (iii) through agents; or (iv) through a combination of any such methods of sale. The accompanying Prospectus Supplement with respect to Offered Securities sets forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Securities, any initial public offering price, any applicable underwriting discounts and sales agents' commissions and other items constituting underwriters' or agents' compensation from the Company, any discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers and any exchange on which the Offered Securities may be listed. Any initial public offering price and any discounts or concessions allowed or reallowed or price to dealers may be changed from time to time. Any discounts or commissions received by underwriters or agents and any profits on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). Unless otherwise set forth in the Prospectus Supplement, the obligations of underwriters to purchase Offered Securities of a particular series will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such Offered Securities, if any are purchased. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     Under certain circumstances, the Company may repurchase Offered Securities and reoffer them to the public as set forth above. The Company may also arrange for repurchases and resale of such Offered Securities by dealers.

     The Offered Securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     If so stated in the Prospectus Supplement, the Company may authorize underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company at the offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Underwriters and agents who participate in the distribution of the Securities may be entitled under agreements which may be entered into by the Company to indemnification from the Company against certain liabilities, including liabilities under the Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Such underwriters and agents may be customers of, engaged in transactions with, or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINIONS

     The legality of the Securities offered hereby will be passed upon for the Company by Janet L. Kelly, Esq., Senior Vice President and General Counsel of the Company. At May 25, 1995, Ms. Kelly was the beneficial owner of 2,853 shares of Common Stock of the Company and held currently exercisable options to purchase 10,000 additional shares.

                                    EXPERTS

     The audited consolidated financial statements and schedules of the Company incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their report with respect thereto, and have been incorporated by reference in this Prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

     The fees and expenses payable by the Company in connection with the issuance and distribution of the Securities registered hereunder are as follows:

          Securities and Exchange Commission registration fee.........   $172,415.00
          Legal fees and expenses.....................................     75,000.00*
          Accounting fees and expenses................................     40,000.00*
          Printing fees...............................................     30,000.00*
          Blue Sky fees and expenses..................................     10,000.00*
          Trustee's fees and expenses.................................     20,000.00*
          Miscellaneous...............................................      2,585.00*
                                                                         -----------
          Total fees and expenses.....................................   $350,000.00
                                                                         ===========

- -------------------------
*Estimated

ITEM 15. Indemnification of Directors and Officers.

     Section 2-418 of the Maryland General Corporation Law provides for indemnification of the Corporation's directors, officers, employees, and agents under specified circumstances, which may include indemnity against expenses, including attorneys' fees and judgments, fines, and amounts paid in settlement under the Act. The Corporation has purchased and maintains insurance as is permitted by said Section 2-418 on behalf of directors and officers, which insurance may cover liabilities under the Act. Article V of the By-Laws of the Corporation provides for such indemnification to the extent and under the circumstances permitted by said Section 2-418.

     Article V of the By-Laws of the Corporation provides as follows:

     "Section 1. Right to Indemnification. Subject to the provisions of Section 3 of this Article V, the Corporation (a) shall indemnify its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (b) may indemnify other employees and agents to such extent, if any, as shall be authorized by the Board of Directors and be permitted by law.

     "Section 2. Time for Payment Enforcement. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if
(i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.

     "Section 3. Standard of Conduct. Anything in these By-Laws to the contrary notwithstanding, except in circumstances where indemnification is required under the General Laws of the State of Maryland now or hereafter in force, no indemnification of a director or officer may be made hereunder unless a determination has been made in accordance with the procedures set forth in
Section 2-418(e) of the Maryland General Corporation Law that the party seeking indemnification has met the requisite standard of conduct. A party seeking indemnification shall be deemed to have met the requisite standard of conduct unless it is established that:

     "(a) The act or omission of the director or officer was material to the matter giving rise to the proceeding; and

         (i)  was committed in bad faith; or

         (ii) was the result of active and deliberate dishonesty; or

     "(b) The director or officer actually received an improper benefit in money, property or services; or

     "(c) In the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     "Section 4. General. The indemnification and advance of expenses provided by this By-Law shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is not contrary to law, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-Law is in effect.

     "Section 5. Effective Time. This By-Law shall be effective from and after the date of its adoption (August 26, 1988) and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Nothing herein shall prevent an amendment of this By-Law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before the adoption of such amendment or as to claims made after such adoption in respect of events occurring before such adoption.

     "Section 6. Further Action. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law."

     The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the underwriters of the directors and certain officers of the Company against certain liabilities. Similar indemnification provisions were contained in the underwriting agreements executed in connection with prior offerings and sales of securities by the Company.

ITEM 16. Exhibits.

 1.1      Form of Underwriting Agreement, incorporated by reference to Exhibit 1.1 of
          Registration Statement No. 33-33603 on Form S-3 filed with the Commission on
          February 27, 1990.

 1.2      Form of Distribution Agreement, incorporated by reference to Exhibit 1.1 of the registrant's Current Report on Form 8-K dated April 13, 1993.

 4.1      Articles of Restatement of Charter of the registrant, dated April 9, 1990, defining the rights of holders of the registrant's securities, incorporated by reference to
          Exhibit 4.1 of Registration Statement No. 33-35760 on Form S-8 filed with the
          Commission on July 6, 1990.

 4.2      Articles Supplementary to the Charter of the registrant, dated May 18, 1990, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 4.2 of Registration Statement No. 33-37575 on Form S-8 filed with the Commission on November 1, 1990.

 4.3      Articles Supplementary to the Charter of the registrant, dated October 30, 1992, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 4.3 of Registration Statement No. 33-59002 on Form S-8 filed with the Commission on March 4, 1993.

 4.4      Amended By-Laws of the registrant, dated June 24, 1993, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 3(b) of the registrant's Annual Report on Form 10-K for the fiscal year ended July 3, 1993.
 4.5      Rights Agreement dated as of April 28, 1988, between the Company and the First
          National Bank of Chicago as Rights Agent, incorporated by reference to Exhibits 1 and 2 of Registration Statement on Form 8-A (file No. 1-3344) filed with the
          Commission on May 11, 1988 (as amended by Form 8 thereto filed with the Commission on November 15, 1989).
 4.6.1    Indenture, dated as of October 2, 1990, between the Company and Continental Bank,
          N.A., now known as Bank of America Illinois, as Trustee, incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Registration Statement No. 33-33603 on Form S-3
          filed with the Commission on October 5, 1990.
 4.6.2    Form of Note (Fixed Rate), incorporated by reference to Exhibit 4.1 of the registrant's Current Report on Form 8-K dated April 13, 1993.
 4.6.3    Form of Note (Floating Rate), incorporated by reference to Exhibit 4.2 of the registrant's Current Report on Form 8-K dated April 13, 1993.
 4.7      Form of Currency Warrant Agreement, incorporated by reference to Exhibit 4.2 of
          Registration Statement No. 33-33603 on Form S-3 filed with the Commission on
          February 27, 1990.
 4.8      Form of Debt Warrant Agreement, incorporated by reference to Exhibit 4.3 of
          Registration Statement No. 33-33603 on Form S-3 filed with the Commission on
          February 27, 1990.
 4.9      Form of Stock Warrant Agreement, incorporated by reference to Exhibit 4.9 of
          Registration Statement No. 33-60152 on Form S-3 filed with the Commission on March
          29, 1993.
 5.1      Opinion of Janet L. Kelly, Esq., Senior Vice President, Secretary and General
          Counsel.
12.1      Computation of ratios of earnings to fixed charges, incorporated by reference to
          Exhibit 12.1 of Registration Statement No. 33-60152 on Form S-3 filed with the
          Commission on March 29, 1993, to Exhibit 12.1 of the registrant's Annual Report on
          Form 10-K for the fiscal year ended July 2, 1994 and to Exhibit 12.1 of the registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1,
          1995.
12.2      Computation of ratios of earnings to fixed charges and preferred stock dividends, incorporated by reference to Exhibit 12.2 of Registration Statement No. 33-60152 on
          Form S-3 filed with the Commission on March 29, 1993, to Exhibit 12.2 of the
          registrant's Annual Report on Form 10-K for the fiscal year ended July 2, 1994 and to Exhibit 12.2 of the registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 1995.
24.1      Consent of Arthur Andersen LLP, Independent Public Accountants.
24.2      Consent of Janet L. Kelly, Esq. -- contained in the opinion appearing as Exhibit
          5.1.
25.1      Powers of Attorney.
26.1      Form T-I Statement of Eligibility and Qualification under the Trust Indenture Act of
          1939 of Continental Bank, N.A., now known as Bank of America Illinois, dated
          February 26, 1990, incorporated by reference to Exhibit 26.1 of Registration
          Statement No. 33-33603 on Form S-3 filed with the Commission on February 27, 1990.

ITEM 17.  Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on the 8th day of June, 1995.

                                            SARA LEE CORPORATION

                                            By         /s/ JANET L. KELLY
                                               --------------------------------
                                                       Janet L. Kelly
                                            Senior Vice President, Secretary and
                                                      General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 8, 1995:

SIGNATURE                                      CAPACITY
- ---------                                      --------
                  *                            Chairman and Chief Executive Officer and
- ------------------------------------            Director
             John H. Bryan

                  *                            Vice Chairman and Chief Administrative
- ------------------------------------            Officer and Director
          Michael E. Murphy

                  *                            Executive Vice President and Director
- ------------------------------------
        Donald J. Franceschini

                  *                            Executive Vice President and Director
- ------------------------------------
          C. Steven McMillan

                  *                            Senior Vice President and Chief Financial
- ------------------------------------            Officer
          Judith A. Sprieser

                  *                            Vice President-Controller
- -----------------------------------
           Wayne R. Szypulski

                  *                            Director
- ------------------------------------
            Paul A. Allaire

                  *                            Director
- ------------------------------------
         Frans H.J.J. Andriessen

                                               Director
- ------------------------------------
           Duane L. Burnham

                  *                            Director
- ------------------------------------
           Charles W. Coker

                  *                            Director
- ------------------------------------
           Willie D. Davis

SIGNATURE                                         CAPACITY
- ---------                                         ----------
                     *                            Director
- --------------------------------------------
             Allen F. Jacobson

                                                  Director
- --------------------------------------------
           Vernon E. Jordan, Jr.

                                                  Director
- --------------------------------------------
             James L. Ketelsen

                     *                            Director
- --------------------------------------------
             Hans B. van Liemt

                     *                            Director
- --------------------------------------------
               Joan D. Manley

                     *                            Director
- --------------------------------------------
              Newton N. Minow

                     *                            Director
- --------------------------------------------
            Sir Arvi Parbo A.C.

                     *                            Director
- --------------------------------------------
             Rozanne L. Ridgway

                     *                            Director
- --------------------------------------------
             Richard L. Thomas

     *By Janet L. Kelly as Attorney-in-Fact pursuant to Powers of Attorney executed by the officers and directors listed above, which Powers of Attorney have been filed with the Securities and Exchange Commission.

                       By        /s/ JANET L. KELLY
                          ---------------------------------
                                 Janet L. Kelly
                              *As Attorney-in-Fact

Dated: June 8, 1995

                                 EXHIBIT INDEX

                                                                                       SEQUENTIAL
EXHIBIT                                                                                   PAGE
NUMBER                               DOCUMENT DESCRIPTION                                NUMBER
- ------    --------------------------------------------------------------------------   ----------
 1.1      Form of Underwriting Agreement, incorporated by reference to Exhibit 1.1 of Registration Statement No. 33-33603 on Form S-3 filed with the
          Commission on February 27, 1990.
 1.2      Form of Distribution Agreement, incorporated by reference to Exhibit 1.1 of the registrant's Current Report on Form 8-K dated April 13, 1993.
 4.1      Articles of Restatement of Charter of the registrant, dated April 9, 1990, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 4.1 of Registration Statement No.
          33-35760 on Form S-8 filed with the Commission on July 6, 1990.
 4.2      Articles Supplementary to the Charter of the registrant, dated May 18,
          1990, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 4.2 of Registration Statement No.
          33-37575 on Form S-8 filed with the Commission on November 1, 1990.
 4.3      Articles Supplementary to the Charter of the registrant, dated October 30,
          1992, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 4.3 of Registration Statement No.
          33-59002 on Form S-8 filed with the Commission on March 4, 1993.
 4.4      Amended By-Laws of the registrant, dated June 24, 1993, defining the rights of holders of the registrant's securities, incorporated by reference to Exhibit 3(b) of the registrant's Annual Report on Form 10-K for the fiscal year ended July 3, 1993.
 4.5      Rights Agreement dated as of April 28, 1988, between the Company and the
          First National Bank of Chicago as Rights Agent, incorporated by reference to Exhibits 1 and 2 of Registration Statement on Form 8-A (file No.
          1-3344) filed with the Commission on May 11, 1988 (as amended by Form 8 thereto filed with the Commission on November 15, 1989).
 4.6.1    Indenture, dated as of October 2, 1990, between the Company and
          Continental Bank, N.A., now known as Bank of America Illinois, as Trustee, incorporated by reference to Exhibit 4.1 of Amendment No. 1 to
          Registration Statement No. 33-33603 on Form S-3 filed with the Commission on October 5, 1990.
 4.6.2    Form of Note (Fixed Rate), incorporated by reference to Exhibit 4.1 of the registrant's Current Report on Form 8-K dated April 13, 1993.
 4.6.3    Form of Note (Floating Rate), incorporated by reference to Exhibit 4.2 of the registrant's Current Report on Form 8-K dated April 13, 1993.
 4.7      Form of Currency Warrant Agreement, incorporated by reference to Exhibit
          4.2 of Registration Statement No. 33-33603 on Form S-3 filed with the
          Commission on February 27, 1990.
 4.8      Form of Debt Warrant Agreement, incorporated by reference to Exhibit 4.3 of Registration Statement No. 33-33603 on Form S-3 filed with the
          Commission on February 27, 1990.
 4.9      Form of Stock Warrant Agreement, incorporated by reference to Exhibit 4.9 of Registration Statement No. 33-60152 on Form S-3 filed with the
          Commission on March 29, 1993.
 5.1      Opinion of Janet L. Kelly, Esq., Senior Vice President, Secretary and
          General Counsel.
12.1      Computation of ratios of earnings to fixed charges, incorporated by reference to Exhibit 12.1 of Registration Statement No. 33-60152 on Form
          S-3 filed with the Commission on March 29, 1993, to Exhibit 12.1 of the
          registrant's Annual Report on Form 10-K for the fiscal year ended July 2,
          1994 and to Exhibit 12.1 of the registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 1995.

                                                                                       SEQUENTIAL
EXHIBIT                                                                                   PAGE
NUMBER                               DOCUMENT DESCRIPTION                                NUMBER
- ------    --------------------------------------------------------------------------   ----------
 12.2     Computation of ratios of earnings to fixed charges and preferred stock dividends, incorporated by reference to Exhibit 12.2 of Registration
          Statement No. 33-60152 on Form S-3 filed with the Commission on March 29,
          1993, to Exhibit 12.2 of the registrant's Annual Report on Form 10-K for the fiscal year ended July 2, 1994 and to Exhibit 12.2 of the registrant's
          Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 1995.
 24.1     Consent of Arthur Andersen LLP, Independent Public Accountants.
 24.2     Consent of Janet L. Kelly, Esq. -- contained in the opinion appearing as
          Exhibit 5.1.
 25.1     Powers of Attorney.
 26.1     Form T-I Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Continental Bank, N.A., now known as Bank of
          America Illinois, dated February 26, 1990, incorporated by reference to
          Exhibit 26.1 of Registration Statement No. 33-33603 on Form S-3 filed with the Commission on February 27, 1990.